Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Olivia Snyder, Investor Relations Analyst
(617) 219-1410

Government Properties Income Trust Announces Third Quarter 2015 Results

Normalized FFO of $0.59 Per Share for the Third Quarter

New and Renewal Leases Entered for 207,256 Square Feet at 10.7% Increase In Rents

Newton, MA (October 29, 2015): Government Properties Income Trust (NYSE: GOV) today announced its financial results for the quarter and nine months ended September 30, 2015.

David Blackman, President and Chief Operating Officer of GOV, made the following statement:

“Government Properties Income Trust continued its solid leasing activity during the third quarter of 2015.  We executed leases for more than 200,000 square feet at a weighted average 10.7% rollup in rent, and approximately 75% of this leasing activity was with government tenants.  As of the quarter end, over 90% of our rents came from government tenants.”

Results for the Quarter Ended September 30, 2015:

Normalized funds from operations, or Normalized FFO, for the quarter ended September 30, 2015 were $41.9 million, or $0.59 per diluted share, compared to Normalized FFO for the quarter ended September 30, 2014 of $39.8 million, or $0.61 per diluted share. The decrease in Normalized FFO per share for the quarter ended September 30, 2015 was primarily the result of an increase in the weighted average number of diluted common shares outstanding and a decrease in property net operating income partially offset by an increase in Normalized FFO attributable to GOV’s investment in Select Income REIT (NYSE: SIR).

Net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, was $16.9 million, or $0.24 per diluted share, for the quarter ended September 30, 2015, compared to net income of $12.6 million, or $0.19 per diluted share, for the quarter ended September 30, 2014.  The weighted average number of diluted common shares outstanding was 71.0 million for the quarter ended September 30, 2015, and 65.6 million for the quarter ended September 30, 2014.

Reconciliations of net income determined in accordance with GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended September 30, 2015 and 2014 appear later in this press release.

Results for the Nine Months Ended September 30, 2015:

Normalized FFO for the nine months ended September 30, 2015 were $125.1 million, or $1.77 per diluted share, compared to Normalized FFO for the nine months ended September 30, 2014 of $100.0 million, or $1.71 per diluted share. The increase in Normalized FFO per share for the nine months ended September 30, 2015 was primarily the result of an increase in Normalized FFO attributable to GOV’s investment in SIR, partially offset by an increase in the weighted average number of diluted common shares outstanding.

Net loss determined in accordance with GAAP was $207.6 million, or $2.94 per diluted share, for the nine months ended September 30, 2015, compared to net income of $42.4 million, or $0.73 per diluted share, for the nine months ended September 30, 2014. The net loss for the nine months ended September 30, 2015 included a non-cash loss on impairment of GOV’s investment in SIR of $203.3 million, or $2.88 per diluted share, and a non-cash loss relating to the issuance of shares by SIR of $42.1 million, or $0.60 per diluted share. The weighted average number of diluted common shares outstanding was 70.6 million for the nine months ended September 30, 2015, and 58.4 million for the nine months ended September 30, 2014.

Reconciliations of net income (loss) determined in accordance with GAAP to FFO and Normalized FFO for the nine months ended September 30, 2015 and 2014 appear later in this press release.

Leasing, Occupancy and Same Property Results:

During the quarter ended September 30, 2015, GOV entered into new and renewal leases for 207,256 rentable square feet at weighted (by rentable square feet) average rental rates that were 10.7% above prior rents for the same space.  Leasing capital commitments for new and renewal leases entered into during the quarter ended September 30, 2015 were $1.7 million, or $2.56 per square foot, per lease year.

As of September 30, 2015, 93.5% of GOV’s rentable square feet at properties classified as continuing operations was leased. This compares with 94.3% as of June 30, 2015 and 95.4% as of September 30, 2014.

Occupancy for properties owned continuously since July 1, 2014, excluding properties classified as discontinued operations, or same properties, was 93.5% as of September 30, 2015, which compares with 95.3% as of September 30, 2014. Same properties cash basis net operating income, or Cash Basis NOI, decreased 4.2% for the quarter ended September 30, 2015 compared to the same period in 2014.

Reconciliations of net income determined in accordance with GAAP, to net operating income, or NOI, and to Cash Basis NOI for the quarters ended September 30, 2015 and 2014 appear later in this press release.

Recent Acquisition and Disposition Activities:

In August 2015, GOV terminated two previously disclosed agreements to acquire two office properties (two buildings) which had an aggregate purchase price of $26.0 million.

GOV previously entered into an agreement to sell an office property (one building) located in Falls Church, VA with 164,746 rentable square feet and a net book value of $12.3 million at September 30, 2015.  In September 2015, this agreement was terminated.  GOV continues to market this property for sale.

GOV also continues to market for sale an office property (one building) located in Savannah, GA with 35,228 rentable square feet and a net book value of $3.1 million at September 30, 2015.

Financing Activities:

In July 2015, GOV repaid, at par, a $47.1 million mortgage note bearing interest at 5.73% which was secured by an office property (two buildings) located in Indianapolis, IN.  This mortgage note was scheduled to mature in October 2015.

Conference Call:

On Thursday, October 29, 2015, at 11:00 a.m. Eastern Time, President and Chief Operating Officer, David Blackman, and Treasurer and Chief Financial Officer, Mark Kleifges, will host a conference call to discuss GOV’s third quarter 2015 results.

The conference call telephone number is (877) 328-1172. Participants calling from outside the United States and Canada should dial (412) 317-5418. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday, November 5, 2015. To hear the replay, dial (412) 317-0088. The replay pass code is 10074245. A live audio webcast of the conference call will also be available in a listen only mode on GOV’s website, at www.govreit.com. Participants wanting to access the webcast should visit GOV’s website about five minutes before the call. The archived webcast will be available for replay on GOV’s website following the call for about one week. The transcription, recording and retransmission in any way of GOV’s third quarter conference call are strictly prohibited without the prior written consent of GOV.

Supplemental Data:

A copy of GOV’s Third Quarter 2015 Supplemental Operating and Financial Data is available for download at GOV’s website, www.govreit.com. GOV’s website is not incorporated as part of this press release.

GOV is a real estate investment trust, or REIT, which primarily owns properties located throughout the United States that are majority leased to the U.S. Government and other government tenants. GOV is headquartered in Newton, Massachusetts.

Please see the pages attached to this news release for a more detailed statement of GOV’s operating results and financial condition and for an explanation of GOV’s calculation of FFO, Normalized FFO, NOI and Cash Basis NOI.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER GOV USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, GOV IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON GOV’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                 GOV IS MARKETING FOR SALE TWO OFFICE PROPERTIES WITH AN AGGREGATE NET BOOK VALUE OF $15.4 MILLION FOR SALE. THERE CAN BE NO ASSURANCE THAT GOV WILL COMPLETE A SALE OF EITHER OF THESE PROPERTIES OR THAT ANY SUCH SALES WOULD REALIZE NET PROCEEDS IN AN AMOUNT AT LEAST EQUAL TO THE BOOK VALUES OF THESE PROPERTIES.

THE INFORMATION CONTAINED IN GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN GOV’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE GOV’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN ITS FORWARD LOOKING STATEMENTS. GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, GOV DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Government Properties Income Trust

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Rental income	$62,092	$64,158	$186,864	$186,406

Expenses:
Real estate taxes	7,735	7,027	22,819	21,005
Utility expenses	5,194	5,327	13,788	15,072
Other operating expenses	12,281	11,685	36,659	33,586
Depreciation and amortization	17,161	17,636	51,675	49,254
Loss on impairment of real estate	—	1,616	—	1,616
Acquisition related costs	270	110	459	1,290
General and administrative	3,714	4,329	11,431	11,537
Total expenses	46,355	47,730	136,831	133,360

Operating income	15,737	16,428	50,033	53,046
Interest and other income	2	10	14	68
Interest expense (including net amortization of debt premiums and discounts of $360, $373, $1,020 and $926, respectively)	(9,137)	(8,845)	(27,894)	(18,530)
Gain (loss) on early extinguishment of debt	34	(541)	34	(541)
Loss on issuance of shares by Select Income REIT	(21)	(39)	(42,145)	(39)
Loss on impairment of Select Income REIT investment	—	—	(203,297)	—
Income (loss) from continuing operations before income taxes and equity in earnings of investees	6,615	7,013	(223,255)	34,004
Income tax benefit (expense)	13	(7)	(49)	(130)
Equity in earnings of investees	10,294	4,910	16,072	4,931
Income (loss) from continuing operations	16,922	11,916	(207,232)	38,805
Income (loss) from discontinued operations	(11)	706	(390)	3,615
Net income (loss)	$16,911	$12,622	$(207,622)	$42,420

Weighted average common shares outstanding (basic)	71,004	65,481	70,589	58,300
Weighted average common shares outstanding (diluted)	71,021	65,568	70,589	58,385

Per common share amounts:
Income (loss) from continuing operations (basic)	$0.24	$0.18	$(2.94)	$0.67
Income (loss) from continuing operations (diluted)	$0.24	$0.18	$(2.94)	$0.66
Income (loss) from discontinued operations (basic and diluted)	$—	$0.01	$(0.01)	$0.06
Net income (loss) (basic and diluted)	$0.24	$0.19	$(2.94)	$0.73

Government Properties Income Trust

Funds from Operations and Normalized Funds from Operations(1)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Calculation of Funds from Operations (FFO) and Normalized FFO:
Net income (loss)	$16,911	$12,622	$(207,622)	$42,420
Plus: depreciation and amortization	17,161	17,636	51,675	49,254
Plus: loss on impairment of real estate	—	1,616	—	1,616
Plus: FFO attributable to SIR investment	17,780	11,230	43,961	11,230
Less: equity in earnings of SIR	(10,318)	(4,872)	(16,002)	(4,872)
Less: increase in carrying value of asset held for sale	—	—	—	(2,344)
Less: net gain on sale of properties from discontinued operations	—	(774)	—	(774)
FFO	41,534	37,458	(127,988)	96,530
Plus: acquisition related costs	270	110	459	1,290
Plus: loss on early extinguishment of debt	—	541	—	541
Plus: loss on issuance of shares by SIR	21	39	42,145	39
Plus: loss on impairment of SIR investment	—	—	203,297	—
Plus: normalized FFO attributable to SIR investment	17,892	12,874	51,177	12,874
Less: FFO attributable to SIR investment	(17,780)	(11,230)	(43,961)	(11,230)
Less: gain on early extinguishment of debt	(34)	—	(34)	—
Normalized FFO	$41,903	$39,792	$125,095	$100,044

Weighted average common shares outstanding (basic)	71,004	65,481	70,589	58,300
Weighted average common shares outstanding (diluted)	71,021	65,568	70,589	58,385

Per common share amounts:
FFO per common share (basic)	$0.58	$0.57	$(1.81)	$1.66
FFO per common share (diluted)	$0.58	$0.57	$(1.81)	$1.65
Normalized FFO per common share (basic)	$0.59	$0.61	$1.77	$1.72
Normalized FFO per common share (diluted)	$0.59	$0.61	$1.77	$1.71

(1)         GOV calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income (loss), calculated in accordance with GAAP, plus real estate depreciation and amortization and the difference between FFO attributable to an equity investment and equity in earnings of an equity investee but excluding impairment charges on real estate assets, carrying value adjustments of real estate assets held for sale, any gain or loss on sale of properties, as well as certain other adjustments currently not applicable to GOV. GOV’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because GOV includes the difference between FFO and Normalized FFO attributable to GOV’s equity investment in SIR, GOV includes estimated business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP and GOV excludes acquisition related costs, gains or losses on early extinguishment of debt, loss on impairment of SIR investment and losses on issuance of shares by SIR. GOV considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income (loss), operating income and cash flow from operating activities. GOV believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of GOV’s operating performance between periods and with other REITs. FFO and Normalized FFO are among the factors considered by GOV’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain GOV’s status as a REIT, limitations in GOV’s credit facility and term loan agreement and public debt covenants, the availability of debt and equity capital, GOV’s expectation of its future capital requirements and operating performance, GOV’s receipt of distributions from SIR and GOV’S expected needs and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of GOV’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of GOV’s needs. These measures should be considered in conjunction with net income (loss), operating income and cash flow from operating activities as presented in GOV’s Condensed Consolidated Statements of Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than GOV does.

Government Properties Income Trust

Calculation and Reconciliation of Property Net Operating Income (NOI) and Cash Basis NOI(1)

(amounts in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Calculation of Consolidated NOI and Consolidated Cash Basis NOI(2):
Rental income	$62,092	$64,158	$186,864	$186,406
Operating expenses	(25,210)	(24,039)	(73,266)	(69,663)
Consolidated property net operating income (NOI)	36,882	40,119	113,598	116,743
Non-cash straight line rent adjustments included in rental income (5)	(613)	(1,135)	(2,820)	(3,378)
Lease value amortization included in rental income	298	225	862	630
Non-cash amortization included in other operating expenses (6)	(125)	—	(125)	—
Consolidated cash basis NOI	$36,442	$39,209	$111,515	$113,995

Reconciliation of Consolidated NOI and Consolidated Cash Basis NOI to Net Income (Loss):
Consolidated cash basis NOI	$36,442	$39,209	$111,515	$113,995
Non-cash straight line rent adjustments included in rental income (5)	613	1,135	2,820	3,378
Lease value amortization included in rental income	(298)	(225)	(862)	(630)
Non-cash amortization included in other operating expenses (6)	125	—	125	—
Consolidated NOI	36,882	40,119	113,598	116,743
Depreciation and amortization	(17,161)	(17,636)	(51,675)	(49,254)
Loss on impairment of real estate	—	(1,616)	—	(1,616)
Acquisition related costs	(270)	(110)	(459)	(1,290)
General and administrative	(3,714)	(4,329)	(11,431)	(11,537)
Operating income	15,737	16,428	50,033	53,046
Interest and other income	2	10	14	68
Interest expense	(9,137)	(8,845)	(27,894)	(18,530)
Gain (loss) on early extinguishment of debt	34	(541)	34	(541)
Loss on issuance of shares by SIR	(21)	(39)	(42,145)	(39)
Loss on impairment of SIR investment	—	—	(203,297)	—
Income tax benefit (expense)	13	(7)	(49)	(130)
Equity in earnings of investees	10,294	4,910	16,072	4,931
Income (loss) from continuing operations	16,922	11,916	(207,232)	38,805
Income (loss) from discontinued operations	(11)	706	(390)	3,615
Net income (loss)	$16,911	$12,622	$(207,622)	$42,420

Reconciliation of Consolidated NOI to Same Property NOI(3)(4):
Rental income	$62,092	$64,158	$186,864	$186,406
Operating expenses	(25,210)	(24,039)	(73,266)	(69,663)
Consolidated property NOI	36,882	40,119	113,598	116,743
Less: NOI of properties not included in same property results	(217)	(1,463)	(10,949)	(9,527)
Same property NOI	$36,665	$38,656	$102,649	$107,216

Calculation of Same Property Cash Basis NOI(3)(4):
Same Property NOI	$36,665	$38,656	$102,649	$107,216
Less:
Non-cash straight line rent adjustments included in rental income (5)	(586)	(1,057)	(2,283)	(3,023)
Lease value amortization included in rental income	298	243	744	630
Non-cash amortization included in other operating expenses (6)	(120)	—	(113)	—
Same property cash basis NOI	$36,257	$37,842	$100,997	$104,823

(1)         The calculations of NOI and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to GOV’s property level results of operations. GOV calculates NOI on a GAAP and cash basis as shown above. GOV defines NOI as income from its rental of real estate less property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions. GOV defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments and lease value amortization, and non-cash amortization included in other operating expenses.  GOV considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income (loss) because they may help both investors and management to understand the operations of GOV’s properties.

GOV uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and GOV believes that NOI and Cash Basis NOI provide useful information to investors regarding GOV’s results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of GOV’s operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of GOV’s needs. These measures should be considered in conjunction with net income (loss), operating income and cash flow from operating activities as presented in GOV’s Condensed Consolidated Statements of Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than GOV does.

(2)         Excludes properties classified as discontinued operations.

(3)         For the three months ended September 30, 2015, based on properties GOV owned as of September 30, 2015, and which it owned continuously since July 1, 2014, excluding properties classified as discontinued operations.

(4)         For the nine months ended September 30, 2015, based on properties GOV owned as of September 30, 2015, and which it owned continuously since January 1, 2014, excluding properties classified as discontinued operations.

(5)         GOV reports rental income on a straight line basis over the terms of the respective leases; as a result, rental income includes non-cash straight line rent adjustments.  Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to GOV by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities

(6)         GOV recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price GOV paid for its investment in The RMR Group Inc. (formerly known as Reit Management & Research Inc.) shares in June 2015. A portion of this liability is being amortized on a straight line basis over the 20 year life of the property management agreement with The RMR Group LLC (formerly known as Reit Management & Research LLC) as a reduction to property management fees, which are included in other operating expenses.

Government Properties Income Trust

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	September 30,	December 31,

	2015	2014
ASSETS
Real estate properties:
Land	$253,058	$254,008
Buildings and improvements	1,433,993	1,428,472
Total real estate properties, gross	1,687,051	1,682,480
Accumulated depreciation	(246,191)	(219,791)
Total real estate properties, net	1,440,860	1,462,689

Equity investment in Select Income REIT	511,872	680,137
Assets of discontinued operations	12,463	13,165
Assets of property held for sale	3,079	32,797
Acquired real estate leases, net	125,898	150,080
Cash and cash equivalents	11,306	13,791
Restricted cash	1,330	2,280
Rents receivable, net	40,923	36,239
Deferred leasing costs, net	12,616	11,450
Deferred financing costs, net	10,587	12,782
Other assets, net	56,104	12,205
Total assets	$2,227,038	$2,427,615

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$114,000	$—
Unsecured term loans	550,000	550,000
Senior unsecured notes, net of discount	347,842	347,423
Mortgage notes payable, including premiums	137,569	187,694
Liabilities of discontinued operations	95	150
Liabilities of property held for sale	35	343
Accounts payable and other liabilities	48,747	26,471
Due to related persons	1,793	2,161
Assumed real estate lease obligations, net	13,513	15,924
Total liabilities	1,213,594	1,130,166

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 100,000,000 shares authorized, 71,126,308 and 70,349,227 shares issued and outstanding, respectively	711	703
Additional paid in capital	1,472,480	1,457,631
Cumulative net income	40,825	248,447
Cumulative other comprehensive income (loss)	(129)	37
Cumulative common distributions	(500,443)	(409,369)
Total shareholders’ equity	1,013,444	1,297,449
Total liabilities and shareholders’ equity	$2,227,038	$2,427,615